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                                                                    Exhibit 3.29

                                    BYLAWS OF
                           LADY LUCK MISSISSIPPI, INC.

                                   ARTICLE I.

                                NAME AND OFFICES
                                ----------------

     Section 1. Name. The name of the corporation is Lady Luck Mississippi, Inc.
                ----

     Section 2. Principal Office. The principal office of the corporation shall
                ----------------
be located at 1641 Popps Ferry Road, Suite B-1, Biloxi, Mississippi 39532.

     Section 3. Additional Offices. The corporation may also have offices at
                ------------------
such other places, either within or without the State of Mississippi, as the board of directors may from time to time deem appropriate.

                                   ARTICLE II.

                                    PURPOSES
                                    --------

     The corporation is organized for the following purposes:

          To engage in any lawful activity for which corporations may be organized under the Mississippi Business Corporation Act.

                                  ARTICLE III.

                                  SHAREHOLDERS
                                  ------------

     Section 1. Time and Place of Meetings. All meetings of the shareholders for
                --------------------------
the election of directors or for any other purpose shall be held at such time and places, either within or without the State of Mississippi, as shall be designated by the board of directors. In the absence of any such designation by the board of directors, each such meeting shall be held at the principal office of the corporation.

     Section 2. Annual Meeting. An annual meeting of shareholders shall be held
                --------------
prior to the end of the fiscal year of the corporation for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be fixed by the board of directors.

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     Section 3. Special Meetings. Special meetings of the shareholders may be
                ----------------
called for any purpose by the president. Special meetings shall be called by the president or the secretary at the written request of a majority of the board of directors or by the holders of not less than one-tenth (1/10th) of the outstanding shares of the corporation. Any such request shall state the purpose of the proposed meeting.

     Section 4. Notice of Annual and Special Meetings. Written notice of
                -------------------------------------
meetings of the shareholders shall be given to each shareholder not less than ten (10) nor more than sixty (60) days prior to the meeting unless a different notice is required by law. Such notice shall state the date, place and time of the meeting and, in the case of special meetings, shall state the purpose or purposes for which the meeting is called.

     Section 5. Presiding Officer. The chairman of the board, if elected, shall
                -----------------
preside at meetings of the shareholders. If the chairman is not present, then the president shall preside. If the president is not present, then a person chosen by the board of directors shall preside. The secretary of the corporation shall act as secretary at meetings of the shareholders. If the secretary is not present, then a person chosen by the board of directors shall act as secretary.

     Section 6. Quorum and Adjournments. The presence in person or
                -----------------------
representation by proxy of a majority of the shares entitled to vote then issued and outstanding shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the shareholders, the shareholders present may adjourn the meeting from time to time and from place to place, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present; provided however, if the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 7. Voting. At each meeting of the shareholders, every holder of
                ------
shares then entitled to vote shall vote in person or by proxy and shall have one vote for each share registered in his name upon each matter submitted to a vote in the meeting of the shareholders. The vote of a majority of the shares present at any meeting at which there is a quorum shall be the act of the shareholders, except as may be otherwise specifically provided by law or by the articles of incorporation or these bylaws. Only persons in whose names shares appear on the stock records of the corporation fifteen (15) days before the meeting shall be entitled to vote at such meeting, unless the board of directors establishes another record date. A determination of shareholders entitled to vote shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. The stock transfer book shall be prima facie evidence as to who are the shareholders entitled to vote at any meeting of the shareholders.

     Section 8. Voting for Directors. Unless otherwise provided in the articles
                --------------------
of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Unless otherwise provided in the articles of

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incorporation, for the election of directors, each shareholder may cumulate his votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his shares shall equal or by distributing such votes on the same principle among any number of such candidates.

     Section 9. Action by Consent. Any action required or permitted to be taken
                -----------------
at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent to such action is signed by all of the shareholders entitled to vote on the action, and such written consent is filed with the minutes of its proceedings. Unless otherwise provided, the record date for determining shareholders entitled to act by consent is the date the first shareholder signs such consent.

                                  ARTICLE 1V.

                                   DIRECTORS
                                   ---------

     Section 1. General Powers, Number and Term. The board of directors shall be
                -------------------------------
the governing body of the corporation. The business of the corporation shall be managed by the board of directors, which may exercise all powers of the corporation and perform all acts that are not by law, by the articles of incorporation or these bylaws required to be exercised or performed by the shareholders.

     Section 2. Number and Term. The number of directors shall be not less than
                ---------------
one (1) nor more than nine (9) members. The first board shall consist of three
(3) directors. Thereafter, within the limits above specified, the number of directors shall be determined by the shareholders or by resolution of the board of directors. The board of directors shall not change the range for the size of the board without the prior approval of the shareholders. A director shall be elected at the annual meeting of the shareholders and shall hold office until his respective successor is elected or until his death, resignation or removal.

     Section 3. Vacancies. Any vacancy or newly created directorships resulting
                ---------
from any increase in the number of directors shall be filled by a majority of directors then in office, though less than a quorum.

     Section 4. Removal or Resignation. Any director or the entire board of
                ----------------------
directors may be removed by the shareholders, with or without cause, but only if the number of votes sufficient for removal under cumulative voting is voted for removal. Such removal by the shareholders shall be effected only at a special meeting called for such purpose. Any director may resign by giving written notice to the president or to the corporation. Unless a later effective date is specified in such notice, the resignation shall take effect upon delivery. A resignation need not be accepted in order to become effective.

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                                   ARTICLE V.

                              MEETINGS OF DIRECTORS
                              ---------------------

     Section 1. Annual Meeting. The annual meeting of the board of directors
                --------------
shall be held immediately following the annual meeting of the shareholders. No notice of the annual meeting of directors shall be required.

     Section 2. Regular Meetings. Regular meetings of the board of directors may
                ----------------
be held at such time and place as may be established by the board of directors. Notice of such regular meetings shall not be required.

     Section 3. Special Meetings. Special meetings of the board of directors may
                ----------------
be called by the president. Special meetings shall be called by the president or by the secretary on the written request of a majority of the entire board of directors. Written or oral notice to each director of special meetings shall be given at least twenty-four (24) hours before the date of the meeting.

     Section 4. Quorum Voting and Adjournments. At all meetings of the board of
                ------------------------------
directors a majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum is not present at a meeting of the board of directors, the directors present may adjourn the meeting from time to time and from place to place, without notice, other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

     Section 5. Presiding Officer. The chairman of the board, if elected, shall
                -----------------
preside at all meetings of the board of directors. If the chairman is not present, then the president (if a member of the board) shall preside. If the president is not present, then a person appointed by the board of directors shall preside. The secretary of the corporation shall act as secretary of the meeting. If the secretary is not present then a person chosen by the board of directors shall act as secretary.

     Section 6. Action by Consent. Any action required or permitted to be taken
                -----------------
at any meeting of the board of directors may be taken without a meeting if a written consent to such action is signed by all members of the board of directors and such written consent is filed with the minutes of its proceedings.

     Section 7. Meetings by Telephone or Similar Communications Equipment. Any
                ---------------------------------------------------------
member or members of the board of directors may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.

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                                   ARTICLE VI.

                                    OFFICERS
                                    --------

     Section 1. Designation. The officers shall be elected at the annual meeting
                -----------
of the board of directors and shall consist of a president, a secretary and a treasurer. The board of directors may also elect a chairman of the board, one or more vice presidents, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person. Vacancies in offices shall be filled by the board of directors.

     Section 2. Term of, and Removal from Office. Each officer of the
                --------------------------------
corporation shall hold office until his successor is elected. Any officer may be removed, with or without cause, at any time by the board of directors. Such removal shall not affect any officer's rights under any employment contract he may have with the corporation. Any vacancy occurring in any office of the corporation may be filled for the unexpired term by the board of directors.

     Section 3. Chairman. The chairman of the board, if elected, shall be the
                --------
chief executive officer of the corporation and shall have such functions, authority and duties as may be prescribed by the board of directors

     Section 4. President. The president shall be the chief operating officer of
                ---------
the corporation and shall have such functions, authority and duties as may be prescribed by the board of directors.

     Section 5. Vice President. The vice president, if any, shall act under the
                --------------
direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. The vice president shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more vice presidents or may otherwise specify the order of seniority of the vice presidents, and, in that event, the duties and power of the president shall descend to the vice presidents in the specified order of seniority.

     Section 6. Secretary. The secretary shall keep a record of all proceedings
                ---------
of the shareholders of the corporation and of the board of directors, and shall give, or cause to be given, notice, if any, of all meetings of the shareholders and shall perform such other duties as may be prescribed by the board of directors or the president. The secretary shall have custody of the corporate seal of the corporation and the secretary, or in the absence of the secretary any assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

     Section 7. Treasurer. The treasurer shall have the custody of the corporate
                ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the

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credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties as may from time to time be prescribed by the board of directors, the president or the vice president.

     Section 8. Other Officers. Any officer who is elected or appointed from
                --------------
time to time by the board of directors and whose duties are not specified in these bylaws shall perform such duties and have such powers as may be prescribed from time to time by the board of directors or the president.

                                  ARTICLE VII.

                                     NOTICES
                                     -------

     Section 1. Manner of Delivery. Whenever notice is required to be given by
                ------------------
the articles of incorporation, these bylaws or the Mississippi Business Corporation Act, such requirement shall not be construed to mean personal notice. Such notice shall be in writing unless oral notice is reasonable under the circumstances and may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier, addressed to any such person entitled to receive notice at such person's address as appears on the books of the corporation or by any other method allowed under the Mississippi Business Corporation Act. The time when such notice is mailed to a shareholder shall be the time of the giving of the notice; otherwise, it is effective at the earliest of the following: (1) when received; (2) five days after it is mailed; (3) the date shown on the return receipt if registered or certified mail. Oral notice is effective when communicated if communicated in a comprehensible manner.

     Section 2. Waiver. Unless otherwise provided by law, whenever any notice is
                ------
required to be given by the corporation under the provisions of these bylaws, the articles of incorporation, or the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the corporation, shall be deemed equivalent to the giving of such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at a meeting, by the person entitled to notice waives objection to lack of notice or defective notice of the meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Also, attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the notice, unless the person objects to considering the matter when it is presented.

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                                  ARTICLE VIII.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     Section 1. Certificates for Shares. Certificates for shares of the
                -----------------------
corporation shall be issued when payment therefor has been made in full. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary, assistant secretary or the treasurer and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby together with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. Transfers of Shares. Transfers of shares of the corporation
                -------------------
shall be made only on the books of the corporation by the registered holder thereof or by his attorney hereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards to the corporation.

                                   ARTICLE IX.

                                    DIVIDENDS
                                    ---------

     The board of directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                   ARTICLE X.

                      TRANSACTIONS WITH INTERESTED PARTIES
                      ------------------------------------

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

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     (1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (so long as more than one director votes in favor of such transaction); or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders of the corporation entitled to vote thereon, and the contract or transaction is specifically approved by vote of a two-thirds (2/3) majority of the shares entitled to be voted; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, or the shareholders of the corporation.

     A majority of the disinterested directors and a majority of the shares entitled to be counted in a vote on such transaction constitutes a quorum at a meeting of the board of directors or of the shareholders which authorizes the contract or transaction.

                                   ARTICLE XI.

                                 INDEMNIFICATION
                                 ---------------

     Section 1. Right of Indemnity. Whenever any present or former director or
                ------------------
officer of the corporation who, by reason of the fact that such party is or was serving at the request of the corporation in such capacity, is made a party to any suit, action or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation ("Indemnitee"), the Indemnitee shall be indemnified against liability and reasonable expenses, including attorney's fees, incurred by the Indemnitee in connection with such action, suit, or proceeding, if the Indemnitee meets the requisite Standard of Conduct, and such indemnification is not otherwise prohibited by the laws of the State of Mississippi or these bylaws. The right of indemnity provided in this Article shall inure to the estate, executor, administrator, heirs, legatees, or devisees of any person entitled to such indemnification.

     Section 2. Standard of Conduct. An Indemnitee meets the Standard of Conduct
                -------------------
if the Indemnitee conducted himself in good faith and reasonably believed that
(i) any conduct in the Indemnitee's official capacity was in the best interests of the corporation, (ii) in all other cases, the Indemnitee's conduct was at least not opposed to the best interests of the corporation, or (iii) in any criminal proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee's conduct was unlawful. An Indemnitee's conduct with respect to an employee benefit plan for a purpose the

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Indemnitee reasonably believes to be in the best interest of the participants in and beneficiaries of the plan is conduct that satisfies the Standard of Conduct.

     The determination as to whether an Indemnitee has met the Standard of Conduct set forth herein shall be made:

     A. if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote,

     B. by special legal counsel selected in the manner prescribed in Subsection A of this Section 2, or, if there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate), or

     C. by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Section 3. Prohibited Indemnification. Unless ordered by a court pursuant
                --------------------------
to the Mississippi Business Corporation Act, and Section 4 of this Article XI, no indemnification shall be made in respect to any claim, judgments, amounts paid in settlement, issue, fine, matter, or attorney's fees in connection with:
(1) a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Indemnitee has met the relevant Standard of Conduct set out above; or (2) any proceeding with respect to conduct for which the Indemnitee was adjudged liable on the basis that the Indemnitee received a financial benefit to which the Indemnitee was not entitled, whether or not involving action in the Indemnitee's official capacity.

     Section 4. Mandatory Indemnification. Notwithstanding anything to the
                -------------------------
contrary in this Article XI, the corporation shall indemnify an Indemnitee who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Indemnitee was a party because the Indemnitee is or was a director or officer of the corporation, against reasonable expenses incurred by the Indemnitee in connection with the proceeding.

     Section 5. Advance for Expenses. The corporation may, before final
                --------------------
disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an Indemnitee who is a party to a proceeding if
(i) the Indemnitee furnishes the corporation a written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the relevant Standard of Conduct for indemnification, or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation, and (ii) the Indemnitee furnishes the corporation a written undertaking to repay any funds advanced if the Indemnitee is not entitled to mandatory indemnification and it is ultimately determined that the Indemnitee has not met the

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relevant Standard of Conduct. The written undertaking must be an unlimited general obligation of the Indemnitee.

     Authorization of an advance for expenses under this Section 5 shall be made:

     A. if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote,

     B. if there are fewer than two (2) disinterested directors, by the vote necessary for action under Section 4 of Article V of these Bylaws, in which case directors who do not qualify as disinterested directors may participate, or

     C. by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Section 6. Right of Corporation to Insure. Notwithstanding the provisions
                ------------------------------
of Section 1 of this Article XI, the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this article or under the provisions of Mississippi law.

                                  ARTICLE XII.

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE XIII.

                                      SEAL
                                      ----

     The corporate seal shall have inscribed thereon the name of the corporation, and the word "Seal".

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                                  ARTICLE XIV.

                                  GOVERNING LAW
                                  -------------

     The corporation is established under the laws of the State of Mississippi. These bylaws are adopted pursuant to the Mississippi Business Corporation Act and shall be construed in accordance with the laws of the State of Mississippi.

                                   ARTICLE XV.

                                   AMENDMENTS
                                   ----------

     The board of directors shall have authority to alter, amend or repeal these bylaws and to adopt new bylaws at any regular or special meeting of the board of directors. The shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended by its board of directors.

     These Bylaws were adopted by the directors of Lady Luck Mississippi, Inc., as of the 2nd day of March, 2000.


                                                   /s/ Allan B. Solomon
                                                   -----------------------------
                                                   Allan B. Solomon, Secretary

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